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                                                                    Exhibit 12.1



Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings

                                                                YEARS ENDED DECEMBER 31,                      SIX MONTHS
                                                  --------------------------------------------------------      ENDED
                                                    1998        1999       2000         2001        2002     JUNE 30, 2003
                                                  -------     -------     -------      -------     -------   ------------
Income (loss) before income taxes:                $ 5,138     $ 9,879     $(2,093)     $ 3,527     $19,458        $25,563
    Interest Expense(1)                             1,087       1,092       1,112        1,012         633             43
    Estimated interest factor attributable
     to rental expense                                187         215         239          372         576            245
                                                  -------     -------     -------      -------     -------        -------
Earnings (loss)                                   $ 6,412     $11,186     $  (742)     $ 4,911     $20,667        $25,851
    Interest Expense(1)                             1,087       1,092       1,112        1,012         633             43
    Estimated interest factor attributable
     to rental expense                                187         215         239          372         576            245
                                                  -------     -------     -------      -------     -------        -------
Fixed Charges                                     $ 1,274     $ 1,307     $ 1,351      $ 1,384     $ 1,209         $  288
Ratio of Earnings
 to Fixed Charges                                    5.03        8.56       (0.55)        3.55       17.09          89.76
                                                  -------     -------     -------      -------     -------        -------
Ratio of Combined Fixed Charges
 and Preference Dividends to
 Earnings                                            0.20        0.12       (1.82)        0.28        0.06           0.01
                                                  -------     -------     -------      -------     -------        -------


(1) Excludes $1.2 million prepayment premium incurred in 2002 due to the early payoff of notes payable.